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                                                                    Exhibit A.4.

                           CERTIFICATE OF AMENDMENT TO
                             CERTIFICATE OF TRUST OF
                                 UAM FUNDS TRUST


          Pursuant to Sections 3810(b)(1) and 3811(a)(2) of the Delaware Business Trust Act, as amended, the undersigned hereby certifies that:

          1.   The name of the business trust is "UAM FUNDS TRUST."

          2. Article I of the Certificate of Trust of the Trust shall be amended to provide as follows:

               FIRST: The name of the business trust is "FPA FUNDS TRUST."

          3. Article II of the Certificate of Trust of the Trust shall be amended to provide as follows:

               SECOND: The business address of the registered office of the Trust in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The name of the Trust's registered agent at that address is The Corporation Trust Company.

          4. The effective date of this Certificate of Amendment is October 4, 2002.

          IN WITNESS WHEREOF, the undersigned, being a trustee of the Trust, has duly executed this Certificate of Amendment this 27th day September, 2002.

                                            UAM FUNDS TRUST


                                            /s/ Steven T. Romick
                                            ------------------------------------
                                            Steven T. Romick, Trustee